SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

Date of Report (date of earliest event reported): January 5, 2015

WAUSAU PAPER CORP.
(Exact name of registrant as specified in its charter)

WISCONSIN	0-13923	39-0690900
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification
incorporation)		Number)

100 PAPER PLACE
MOSINEE, WI 54455-9099
(Address of principal executive offices, including Zip Code)

(715) 693-4470
Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 23.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 5 – Corporate Governance and Management

Item 5.02.

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

2015 Equity Incentive Compensation Plan

On January 5, 2015, the Compensation Committee of the Company’s Board of Directors (the “Compensation Committee”) approved the 2015 Equity Incentive Compensation Plan for officer-level employees and awarded performance units under the plan.  A summary of the plan is set forth as Exhibit 10.1.

2015 Cash Incentive Compensation

On January 5, 2015, the Compensation Committee approved the 2015 Cash Incentive Compensation Plan for Executive Officers and established performance criteria under the plan.  Under the plan, incentive compensation will be based upon attainment of targeted goals for adjusted earnings before interest, taxes, depreciation, and amortization.  A summary of the plan is set forth as Exhibit 10.2.

Section 8 – Other Events

Item 8.01.

Other Events

Executive Compensation

Base Salaries

Annual salary levels for the Company’s Chief Executive Officer, Chief Financial Officer, and Senior Vice President & General Manager, which were approved by the Compensation Committee and will be in effect during 2015, are as follows:

Michael C. Burandt	$580,000
Chairman of Board
Chief Executive Officer

Matthew L. Urmanski,	$367,500
President
Chief Operating Officer

Sherri L. Lemmer,	$319,000
Senior Vice President
Chief Financial Officer

Section 9 – Financial Statements and Exhibits

Item 9.01

Financial Statements and Exhibits

10.1

2015 Equity Incentive Compensation Plan

10.2

2015 Cash Incentive Compensation Plan for Executive Officers

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAUSAU PAPER CORP.

Date:  January 9, 2015

By:  SHERRI L. LEMMER

Sherri L. Lemmer

Senior Vice President

Chief Financial Officer

EXHIBIT INDEX

to

FORM 8-K

of

WAUSAU PAPER CORP.

dated January 5, 2015

Pursuant to Section 102(d) of Regulation S-T

(17 C.F.R. §232.102(d))

Exhibits required by Item 601 of Regulation S-K:

10.1

2015 Equity Incentive Compensation Plan

10.2

2015 Cash Incentive Compensation Plan for Executive Officers